Exhibit 99.1

Investor Relations Contact:

Michael Picariello, CommVault

732-728-5380

ir@commvault.com

CommVault Announces First Quarter Fiscal 2014 Financial Results

Total Revenue of $134.4 million, up 21% year over year

GAAP EBIT of $21.4 million; GAAP EPS $0.27

Non-GAAP EBIT of $31.3 million; Non-GAAP EPS $0.40

First Quarter Fiscal 2014 Highlights Include:

First Quarter
GAAP Results:
Revenues	$134.4 million
Income from Operations (EBIT)	$21.4 million
EBIT Margin	15.9%
Diluted Earnings Per Share	$0.27

Non-GAAP Results:
Income from Operations (EBIT)	$31.3 million
EBIT Margin	23.3%
Diluted Earnings Per Share	$0.40

OCEANPORT, N.J. – July 30, 2013 – CommVault [NASDAQ: CVLT] today announced its financial results for the first quarter ended June 30, 2013.

N. Robert Hammer, CommVault’s chairman, president and CEO stated, “We began fiscal year 2014 with a solid first quarter, which was highlighted by year-over-year revenue growth of 21% and Non-GAAP operating income growth of 38%. Our year-over-year revenue growth of 21% was driven by continued demand for our Simpana 10 data and information management software platform and excellent results from our services organization. Our first quarter revenue and earnings performance continues to validate our market leadership and technological innovation combined with our operating discipline.”

Total revenues for the first quarter of fiscal 2014 were $134.4 million, an increase of 21% over the first quarter of fiscal 2013 and a decrease of 3% over the prior quarter. Software revenue in the first quarter of fiscal 2014 was $65.3 million, an increase of 20% year-over-year and a decrease of 9% sequentially. Services revenue in the first quarter of fiscal 2014 was $69.1 million, increases of 21% year-over-year and 5% sequentially.

Income from operations (EBIT) was $21.4 million for the first quarter, a 30% increase from $16.4 million in the same period of the prior year. Non-GAAP income from operations (EBIT) increased 38% to $31.3 million in the first quarter of fiscal 2014 compared to $22.6 million in the first quarter of the prior year. On a sequential basis, non-GAAP income from operations (EBIT) decreased 1% in the first quarter of fiscal 2014.

For the first quarter of fiscal 2014, CommVault reported net income of $13.5 million, an increase of $3.3 million compared to the same period of the prior year. Non-GAAP net income for the quarter increased 38% to $19.9 million, or $0.40 per diluted share, from $14.4 million, or $0.30 per diluted share, in the same period of the prior year.

Operating cash flow totaled $24.6 million for the first quarter of fiscal 2014 compared to $17.9 million in the first quarter of fiscal 2013. Total cash and short-term investments were $458.8 million as of June 30, 2013 compared to $435.9 million as of March 31, 2013. There were no share repurchases during the first quarter of fiscal 2014, which still leaves $102.8 million remaining in the existing repurchase plan available through March 31, 2014.

A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

Recent Business Highlight:

•

On July 1, 2013, CommVault announced Forrester Research, Inc. named CommVault a leader in The Forrester Wave™: Enterprise Backup Software, Q2 2013[1]. The Forrester Wave is an objective methodology that evaluates vendors on current offering, strategy and market presence, against pre-defined evaluation criteria. CommVault is top ranked in the current offering category for Simpana 10 software, scoring 4.45 points out of a possible five.

•

On June 11, 2013, CommVault announced that for the third consecutive year, it has been positioned in the “Leaders” quadrant of Gartner Inc.’s report, “Magic Quadrant: Enterprise Backup/Recovery Software.” [2] CommVault believes this designation reinforces its vision that the future of storage is moving toward unified data and information as enterprises adopt modern techniques to protect and recover their critical applications.

•

On June 4, 2013, CommVault announced that Info-Tech Research Group has recognized CommVault as an industry “Champion” in Virtual Backup Software, Email Archiving, and Backup Software for Heterogeneous Environments in its latest Vendor Landscape Reports.

Use of Non-GAAP Financial Measures

CommVault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations, non-GAAP income from operations margin, non-GAAP net income and non-GAAP diluted earnings per share. This selected financial information has not been prepared in accordance with GAAP. CommVault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, CommVault believes these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating CommVault’s ongoing operational performance. CommVault believes that the use of these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in CommVault’s industry, many of which present similar non-GAAP financial measures to the investment community.

These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided in Table IV included in this press release.

Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional FICA and related payroll tax expense incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards. CommVault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare CommVault’s core operating results over multiple periods. When evaluating the performance of CommVault’s operating results and developing short and long term plans, CommVault does not consider such expenses. Although noncash stock-based compensation and the additional FICA and related payroll tax expenses are necessary to attract and retain employees, CommVault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. In addition, because of the varying available valuation methodologies, subjective assumptions such as volatility outside CommVault’s control and the variety of awards that companies can issue, CommVault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the additional FICA and related payroll tax expenses incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between CommVault’s operating results and those of other companies.

There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in CommVault’s operating results. In addition, noncash stock-based compensation is an important part of CommVault’s employees’ compensation and can have a significant impact on their performance. Lastly, the components CommVault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures.

CommVault’s management generally compensates for limitations described above related to the use of non-GAAP financial measures by providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Further, CommVault management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.

Non-GAAP net income and non-GAAP diluted EPS. Non-GAAP net income excludes noncash stock-based compensation and the additional FICA and related payroll tax expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards, which are discussed above, as well as applies a non-GAAP effective tax rate of 37% in fiscal 2014 and fiscal 2013.

CommVault anticipates that in any given quarter its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. The GAAP tax rate for the three months ended June 30, 2013 was 38% and the GAAP tax rate for the three months ended June 30, 2012 was 39%. On an annual basis, the GAAP tax rate over the past six fiscal years was 35% for fiscal 2013, 36% for fiscal 2012, 42% for fiscal 2011, 43% for fiscal 2010, 44% for fiscal 2009, and 23% for fiscal 2008. In addition, CommVault’s cash tax rate has been significantly lower than its GAAP tax rate in recent fiscal years. The cash tax rate over the prior three fiscal years is estimated to be approximately 12% for fiscal 2013, approximately 14% for fiscal 2012 and approximately 11% for fiscal 2011. Also, the cash tax rate for the three months ended June 30, 2013 is estimated to be approximately 18%. CommVault expects that its cash tax rate will remain lower than its GAAP tax rate through fiscal 2014 and into fiscal 2015. CommVault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income.

CommVault measured itself to non-GAAP tax rates of 37% in fiscal 2013 and anticipates that it will continue to measure itself to a non-GAAP tax rate of 37% through fiscal 2014. CommVault believes that the use of a non-GAAP tax rate is a useful measure as it allows management and investors to compare its operating results on a more consistent basis over the multiple periods presented in its earnings release without the impact of significant variations in the tax rate as more fully described above. It is also more reflective of the increase in the cash tax rate as it approaches the GAAP tax rate over the next one to two fiscal years. Non-GAAP EPS is derived from non-GAAP net income divided by the weighted average shares outstanding on a fully diluted basis.

CommVault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for CommVault management and its investors for the same basic reasons that CommVault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to CommVault’s use of non-GAAP net income and non-GAAP EPS.

Conference Call Information

CommVault will host a conference call today, July 30, 2013, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss its financial results. To access this call, dial 888-895-5479 (domestic) or 847-619-6250 (international). Investors can also access the webcast by visiting www.commvault.com/ir. The live webcast and replay will be hosted under the “Events” section of the website. An archived webcast of this conference call will also be available following the call.

1.	Forrester Research, Inc., “The Forrester Wave™: Enterprise Backup and Recovery Software, Q2 2013,” by Rachel Dines, with Stephanie Balaouras and Jessica McKee, June 28, 2013

2.	Gartner Inc., “Magic Quadrant: Enterprise Backup/Recovery Software,” by Dave Russell, Pushan Rinnen, June 5, 2013

About CommVault

A singular vision – a belief in a better way to address current and future data management needs – guides CommVault in the development of Singular Information Management® solutions for high-performance data protection, universal availability and simplified management of data on complex storage networks. CommVault’s exclusive single-platform architecture gives companies unprecedented control over data growth, costs and risk. CommVault’s Simpana® software suite of products was designed to work together seamlessly from the ground up, sharing a single code and common function set, to deliver superlative Data Protection, Archive, Replication, Search and Resource Management capabilities. More companies every day join those who have discovered the unparalleled efficiency, performance, reliability, and control only CommVault can offer. Information about CommVault is available at www.commvault.com. CommVault’s corporate headquarters is located in Oceanport, New Jersey in the United States.

About the Magic Quadrant

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

Safe Harbor Statement

This press release may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions and others. Statements regarding CommVault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. CommVault does not undertake to update its forward-looking statements. The development and timing of any product release as well as any of its features or functionality remain at our sole discretion.

©1999-2013 CommVault Systems, Inc. All rights reserved. CommVault, CommVault and logo, the “CV” logo, CommVault Systems, Solving Forward, SIM, Singular Information Management, Simpana, Simpana OnePass, CommVault Galaxy, CommVault Edge, Unified Data Management, QiNetix, Quick Recovery, QR, CommNet, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, Recovery Director, CommServe, CommCell, IntelliSnap, ROMS and CommValue, are trademarks or registered trademarks of CommVault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.

Table I

CommVault Systems, Inc.

Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,
	2013	2012

Revenues:
Software	$65,299	$54,235
Services	69,109	57,032

Total revenues	134,408	111,267

Cost of revenues:
Software	655	678
Services	17,123	14,612

Total cost of revenues	17,778	15,290

Gross margin	116,630	95,977

Operating expenses:
Sales and marketing	67,201	56,387
Research and development	12,851	10,951
General and administrative	13,728	11,090
Depreciation and amortization	1,453	1,133

Income from operations	21,397	16,416
Interest income	242	236

Income before income taxes	21,639	16,652
Income tax expense	8,177	6,527

Net income	$13,462	$10,125

Net income per common share:
Basic	$0.29	$0.23

Diluted	$0.27	$0.21

Weighted average common shares outstanding:
Basic	46,542	44,761

Diluted	49,289	47,582

Table II

CommVault Systems, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2013	March 31, 2013

Assets
Current assets:
Cash and cash equivalents	$458,818	$433,964
Short-term investments	—	1,948
Trade accounts receivable, net	75,219	85,033
Prepaid expenses and other current assets	12,032	15,225
Deferred tax assets, net	21,128	19,328

Total current assets	567,197	555,498

Deferred tax assets, net	23,138	21,166
Property and equipment, net	35,459	21,112
Other assets	6,948	7,078

Total assets	$632,742	$604,854

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,584	$3,860
Accrued liabilities	44,130	55,577
Deferred revenue	156,556	152,967

Total current liabilities	206,270	212,404

Deferred revenue, less current portion	32,641	31,303
Other liabilities	7,107	7,130

Total stockholders’ equity	386,724	354,017

Total liabilities and stockholders’ equity	$632,742	$604,854

Table III

CommVault Systems, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended June 30,
	2013	2012

Cash flows from operating activities
Net income	$13,462	$10,125
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,473	1,160
Noncash stock-based compensation	9,508	5,928
Excess tax benefits from stock-based compensation	(8,285)	(3,060)
Deferred income taxes	(3,994)	237

Changes in operating assets and liabilities:
Trade accounts receivable	9,050	10,304
Prepaid expenses and other current assets	3,150	686
Other assets	47	664
Accounts payable	217	384
Accrued liabilities	(7,192)	(7,385)
Deferred revenue	7,182	(1,240)
Other liabilities	(44)	106

Net cash provided by operating activities	24,574	17,909

Cash flows from investing activities
Purchase of short-term investments	—	(1,948)
Proceeds from maturity of short-term investments	1,948	3,146
Purchases for corporate campus headquarters	(8,715)	(222)
Purchase of property and equipment	(1,312)	(1,459)

Net cash used in investing activities	(8,079)	(483)

Cash flows from financing activities
Proceeds from the exercise of stock options	3,057	2,751
Excess tax benefits from stock-based compensation	8,285	3,060

Net cash provided by financing activities	11,342	5,811

Effects of exchange rate — changes in cash	(2,983)	(2,190)

Net increase in cash and cash equivalents	24,854	21,047
Cash and cash equivalents at beginning of period	433,964	297,088

Cash and cash equivalents at end of period	$458,818	$318,135

Table IV

CommVault Systems, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,
	2013	2012

Non-GAAP financial measures and reconciliation:
GAAP income from operations	$21,397	$16,416
Noncash stock-based compensation (1)	9,508	5,928
FICA and related payroll tax expense on stock option exercises and vesting on restricted stock awards (2)	443	296

Non-GAAP income from operations	$31,348	$22,640

GAAP net income	$13,462	$10,125
Noncash stock-based compensation (1)	9,508	5,928
FICA and related payroll tax expense on stock option exercises and vesting on restricted stock awards (2)	443	296
Non-GAAP provision for income taxes adjustment (3)	(3,511)	(1,937)

Non-GAAP net income	$19,902	$14,412

Diluted weighted average shares outstanding	49,289	47,582

Non-GAAP diluted net income per share	$0.40	$0.30

Footnotes – Adjustments

(1)	Represents noncash stock-based compensation charges associated with stock options and restricted stock units granted as follows:

	Three Months Ended June 30,
	2013	2012

Cost of services revenue	$298	$184
Sales and marketing	4,261	2,636
Research and development	957	624
General and administrative	3,992	2,484

Stock-based compensation expense	$9,508	$5,928

(2)	Represents additional FICA and related payroll tax expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards.
(3)	The provision for income taxes is adjusted to reflect CommVault’s estimated non-GAAP effective tax rate of approximately 37% in fiscal 2014 and fiscal 2013.